UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

July 10, 2018

(Date of Report)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

 Explanatory Note Regarding Corporate Structure

Effective July 26, 2018, AmericaTowne, Inc., a Delaware corporation (the “Company”), shall be considered merged with AmericaTowne Holdings, Inc., a Nevada corporation, formerly known as “ATI Modular Technology Corp.” (hereinafter, “Holdings”). The merger has been disclosed on definitive Schedule 14C dated June 13, 2018, and in filings made by Holdings, as set forth in the exhibits hereto. The contractual rights, duties and obligations of the Company with customers, vendors and affiliates will be deemed merged with Holdings effective July 26, 2018.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Ceasing of Further Reporting; Reference to Filings by AmericaTowne Holdings, Inc.

Effective July 26, 2018, the Company shall be deemed merged with Holdings resulting in all future financial reporting and periodic disclosures of the Company ceasing. The Company believes it is eligible to file Form 15 with the SEC providing the requisite notice of termination of registration and reporting obligations under Section 12(g) of the Securities Exchange Act of 1934. The Company intends on filing its Form 15 on July 26, 2018. The Company believes that it has complied with, and will continue to comply with, all financial reporting and periodic disclosures up to July 26, 2018. The Company intends on filing its Form 10-Q for the quarter ended June 30, 2016 prior to the filing of its Form 15. The merger, and the effects thereof, have been disclosed through definitive Schedule 14C of the Company dated June 13, 2018.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description	Form	Filing Date
99.1	Definitive Schedule 14C	Def 14C	June 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: July 10, 2018